Exhibit 99.1

News Release

Abbott Reports First-Quarter 2020 Results

•	First-quarter sales growth of 2.5 percent; organic sales growth of 4.3 percent
•	Recently launched three breakthrough diagnostics tests for coronavirus (COVID-19)

ABBOTT PARK, Ill., April 16, 2020 — Abbott today announced financial results for the first quarter ended March 31, 2020.

•	First-quarter worldwide sales of $7.7 billion increased 2.5 percent on a reported basis and 4.3 percent on an organic* basis.

•	Reported diluted EPS from continuing operations under GAAP was $0.30 and adjusted diluted EPS from continuing operations, which excludes specified items, was $0.65 in the first quarter.

•	Due to uncertainties regarding the duration and impact of the coronavirus (COVID-19) pandemic, Abbott is suspending its previously announced annual guidance for 2020.

•	Abbott's strong financial position is supported by a healthy balance sheet, including approximately $3.7 billion in cash, cash equivalents and short-term investments, and revolving credit facilities in place that could provide additional access to up to $5 billion, if needed.

•	Abbott recently launched three diagnostics tests for COVID-19, including molecular tests on its ID NOWTM rapid point-of-care platform and m2000TM RealTime lab-based platform, and a serology blood test for the detection of the antibody, IgG, on its lab-based immunoassay platforms.

•	Abbott recently announced CE Mark approvals for several cardiovascular devices, including TriClipTM, the world's first minimally invasive, clip-based repair device for the treatment of tricuspid regurgitation, or leaky tricuspid heart valve; TendyneTM, a first-of-its-kind technology to replace a faulty mitral heart valve; and GallantTM implantable cardioverter defibrillator (ICD) and cardiac resynchronization therapy defibrillator (CRT-D) devices to help manage heart rhythm disorders.

•	During the quarter, Abbott announced expanded reimbursement coverage for FreeStyle® Libre in Japan to include people with Type 2 diabetes that inject insulin multiple times per day.

"First and foremost, I want to thank our employees, our customers, and our suppliers for their extraordinary efforts to maintain supply of our critically important products to the people who need them, around the world," said Robert B. Ford, president and chief executive officer, Abbott. "It's an unprecedented time and our colleagues are rising to it in unprecedented ways."

—more—

* See note on organic growth on the next page.

abbott’s response to covid-19

Abbott has mobilized its teams across multiple fronts to help stem the spread of the virus and support healthcare systems, patients, its employees and local communities. Most notably, the company has launched three critical new tests for COVID-19: the Abbott ID NOW COVID-19 molecular test, the fastest available molecular point-of-care test delivering results within 13 minutes and positive results in as little as five minutes, the Abbott RealTime SARS-CoV-2 molecular test, which runs on Abbott's m2000 RealTime System located in hospital and reference laboratories, and a serology blood test for the detection of the antibody, IgG, on its lab-based immunoassay testing platforms. While molecular testing detects whether someone has the virus, antibody tests determine if someone was previously infected.

The company is supporting impacted frontline health workers, families and communities around the world with philanthropic donations to help address key needs, including providing personal protective equipment, patient care supplies and training. To protect its employees, most work is being conducted remotely and the company has implemented strict travel restrictions. Abbott has taken aggressive steps to limit exposure and enhance the safety of its facilities for employees working to continue to supply vital healthcare products to hospitals, healthcare professionals, laboratories and patients around the world.

First-Quarter Business Overview

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business. Organic sales growth excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the first quarter 2020:

Total Company

($ in millions)

				% Change vs. 1Q19
	Sales 1Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total *	2,856	4,870	7,726	3.7	1.8	2.5	3.7	4.6	4.3
Nutrition	812	1,092	1,904	8.7	4.6	6.3	8.7	6.3	7.3
Diagnostics	803	1,023	1,826	10.9	(8.4)	(0.8)	10.9	(5.9)	0.7
Established Pharmaceuticals	--	1,044	1,044	n/a	5.2	5.2	n/a	9.3	9.3
Medical Devices	1,233	1,704	2,937	(3.3)	5.1	1.4	(3.3)	7.8	2.9

* Total Q1 2020 Abbott sales from continuing operations include Other Sales of $15 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

First-quarter 2020 worldwide sales of $7.7 billion increased 2.5 percent on a reported basis. On an organic basis, worldwide sales increased 4.3 percent.

Nutrition

($ in millions)

				% Change vs. 1Q19
	Sales 1Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	812	1,092	1,904	8.7	4.6	6.3	8.7	6.3	7.3
Pediatric	518	571	1,089	14.3	(0.8)	5.8	14.3	0.2	6.4
Adult	294	521	815	0.1	11.2	6.9	0.1	13.8	8.5

Worldwide Nutrition sales increased 6.3 percent on a reported basis in the first quarter and increased 7.3 percent on an organic basis. Sales growth was positively impacted in the quarter by increased demand in late March in advance of shelter-in-place restrictions related to the coronavirus (COVID-19) pandemic, most notably in U.S. Pediatric Nutrition.

Diagnostics

($ in millions)

				% Change vs. 1Q19
	Sales 1Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	803	1,023	1,826	10.9	(8.4)	(0.8)	10.9	(5.9)	0.7
Core Laboratory	267	722	989	6.9	(11.1)	(6.8)	6.9	(8.5)	(4.9)
Molecular	65	74	139	61.7	9.6	29.1	61.7	11.6	30.3
Point of Care	103	35	138	(4.9)	32.6	2.4	(4.9)	34.3	2.7
Rapid Diagnostics	368	192	560	13.0	(9.1)	4.3	13.0	(6.3)	5.4

Worldwide Diagnostics sales decreased 0.8 percent on a reported basis in the first quarter, including an unfavorable 1.5 percent effect of foreign exchange, and increased 0.7 percent on an organic basis. Core Laboratory Diagnostics sales growth was negatively impacted by lower routine testing volumes due to the coronavirus (COVID-19). Abbott recently launched three critical new tests for COVID-19: the Abbott ID NOW COVID-19 molecular test, the fastest available molecular point-of-care test delivering results within 13 minutes and positive results in as little as five minutes, the Abbott RealTime SARS-CoV-2 molecular test, which runs on Abbott's m2000 RealTime System located in hospital and reference laboratories, and a serology blood test for the detection of the antibody, IgG, on its lab-based immunoassay testing platforms. While molecular testing detects whether someone has the virus, antibody tests determine if someone was previously infected.

Established Pharmaceuticals

($ in millions)

				% Change vs. 1Q19
	Sales 1Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	--	1,044	1,044	n/a	5.2	5.2	n/a	9.3	9.3
Key Emerging Markets	--	813	813	n/a	8.1	8.1	n/a	13.1	13.1
Other	--	231	231	n/a	(3.7)	(3.7)	n/a	(2.7)	(2.7)

Established Pharmaceuticals sales increased 5.2 percent on a reported basis in the first quarter and increased 9.3 percent on an organic basis. Organic sales growth in the quarter was led by strong growth across several geographies, including Russia, Brazil and several countries across Latin America and Southeast Asia.

Medical Devices

($ in millions)

				% Change vs. 1Q19
	Sales 1Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,233	1,704	2,937	(3.3)	5.1	1.4	(3.3)	7.8	2.9
Rhythm Management	228	246	474	(9.4)	(6.4)	(7.9)	(9.4)	(3.8)	(6.5)
Electrophysiology	164	224	388	(5.9)	(2.6)	(4.0)	(5.9)	(0.6)	(2.9)
Heart Failure	152	51	203	6.3	22.6	9.9	6.3	25.5	10.6
Vascular	230	395	625	(13.5)	(10.9)	(11.9)	(13.5)	(9.1)	(10.8)
Structural Heart	136	182	318	(0.1)	(3.0)	(1.8)	(0.1)	(0.3)	(0.2)
Neuromodulation	137	40	177	(10.3)	(2.7)	(8.7)	(10.3)	1.4	(7.8)
Diabetes Care	186	566	752	22.9	36.5	32.9	22.9	40.3	35.6

Vascular Product Lines:
Coronary and Endovascular[a]	211	392	603	(10.2)	(11.0)	(10.7)	(10.2)	(9.2)	(9.5)

a)	Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure, carotid and other coronary and peripheral products.

Worldwide Medical Devices sales increased 1.4 percent on a reported basis in the first quarter and increased 2.9 percent on an organic basis. Sales growth in both cardiovascular and neuromodulation businesses was negatively impacted by reduced procedure volumes due to the coronavirus (COVID-19) pandemic. Due to the critical nature of these products, the company anticipates strong demand when the availability of healthcare resources returns to normal levels.

In Diabetes Care, growth was led by FreeStyle Libre, with worldwide sales of more than $600 million in the quarter, an increase of 59.3 percent on a reported basis and 62.5 percent on an organic basis versus the prior year. During the quarter, Abbott obtained expanded reimbursement coverage for FreeStyle Libre in Japan to include people with Type 2 diabetes that inject insulin multiple times per day to manage their condition.

Abbott’s guidance for 2020

Due to uncertainties regarding the duration and impact of the coronavirus (COVID-19) pandemic, Abbott is suspending its previously announced annual guidance for 2020.

Abbott declares 385th consecutive QUARTERLY DIVIDEND

On Feb. 21, 2020, the board of directors of Abbott declared the company's quarterly dividend of $0.36 per share. Abbott's cash dividend is payable May 15, 2020, to shareholders of record at the close of business on April 15, 2020.

Abbott has increased its dividend payout for 48 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 107,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews and @AbbottGlobal.

Abbott will webcast its live first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8:00 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties, including the impact of the COVID-19 pandemic on Abbott’s operations and financial results, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, “Risk Factors” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2019, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Laura Dauer, 224-667-2299 Abbott Media: Darcy Ross, 224-667-3655

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Quarter Ended March 31, 2020 and 2019

(in millions, except per share data)

(unaudited)

	1Q20	1Q19	% Change
Net Sales	$7,726	$7,535	2.5

Cost of products sold, excluding amortization expense	3,281	3,160	3.9
Amortization of intangible assets	561	486	15.3
Research and development	578	672	(14.1)	1)
Selling, general, and administrative	2,548	2,478	2.8
Total Operating Cost and Expenses	6,968	6,796	2.5

Operating Earnings	758	739	2.6

Interest expense, net	121	148	(17.6)
Net foreign exchange (gain) loss	5	6	(5.3)
Other (income) expense, net	(1)	(47)	(97.1)
Earnings from Continuing Operations before taxes	633	632	0.1

Tax expense (benefit) on Earnings from Continuing Operations	89	(40)	n/m	2)
Earnings from Continuing Operations	544	672	(19.1)

Earnings from Discontinued Operations, net of taxes	20	--	n/m

Net Earnings	$564	$672	(16.0)

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,162	$1,126	3.2

Diluted Earnings per Common Share from:
Continuing Operations	$0.30	$0.38	(21.1)
Discontinued Operations	0.01	--	n/m
Total	$0.31	$0.38	(18.4)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.65	$0.63	3.2	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,781	1,777

NOTES:

See tables on page 9 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)	In the first quarter of 2019, in conjunction with the acquisition of Cephea Valve Technologies, Inc., Abbott acquired an R&D asset valued at $102 million, which was immediately expensed.

2)	2019 Tax expense on Earnings from Continuing Operations includes the impact of a $78 million reduction of the transition tax associated with the Tax Cuts and Jobs Act (TCJA) and approximately $65 million in excess tax benefits associated with share-based compensation.

3)	2020 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $618 million, or $0.35 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $454 million, or $0.25 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Quarter Ended March 31, 2020 and 2019

(in millions, except per share data)

(unaudited)

	1Q20
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales
Intangible Amortization	$561	$(561)	--
Gross Margin	3,884	599	$4,483	58.0%
R&D	578	(15)	563	7.3%
SG&A	2,548	(58)	2,490	32.2%
Other (income) expense, net	(1)	(42)	(43)
Earnings from Continuing Operations before taxes	633	714	1,347
Tax expense on Earnings from Continuing Operations	89	96	185
Earnings from Continuing Operations	544	618	1,162
Diluted Earnings per Share from Continuing Operations	$0.30	$0.35	$0.65

Specified items reflect intangible amortization expense of $561 million and other expenses of $153 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 11 for additional details regarding specified items.

	1Q19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales
Intangible Amortization	$486	$(486)	--
Gross Margin	3,889	527	$4,416	58.6%
R&D	672	(115)	557	7.4%
SG&A	2,478	(45)	2,433	32.3%
Other (income) expense, net	(47)	(13)	(60)
Earnings from Continuing Operations before taxes	632	700	1,332
Tax expense (benefit) on Earnings from Continuing Operations	(40)	246	206
Earnings from Continuing Operations	672	454	1,126
Diluted Earnings per Share from Continuing Operations	$0.38	$0.25	$0.63

Specified items reflect intangible amortization expense of $486 million and other expenses of $214 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 12 for additional details regarding specified items.

A reconciliation of the first-quarter tax rates for continuing operations for 2020 and 2019 is shown below:

	1Q20
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$633	$89	14.0%
Specified items	714	96
Excluding specified items	$1,347	$185	13.7%

	1Q19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$632	(40)	(6.3%)	1)
Specified items	700	246
Excluding specified items	$1,332	$206	15.5%

1)	Reported tax rate on a GAAP basis for the first quarter of 2019 includes the impact of a $78 million reduction of the transition tax associated with the TCJA and approximately $65 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Quarter Ended March 31, 2020

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$23	$15	$561	--	$599
R&D	(4)	(6)	--	$(5)	(15)
SG&A	(28)	(30)	--	--	(58)
Other (income) expense, net	2	--	--	(44)	(42)
Earnings from Continuing Operations before taxes	$53	$51	$561	$49	714
Tax expense on Earnings from Continuing Operations (d)					96
Earnings from Continuing Operations					$618
Diluted Earnings per Share from Continuing Operations					$0.35

The table above provides additional details regarding the specified items described on page 9.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the impairment of an investment.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Quarter Ended March 31, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$19	$22	$486	--	$527
R&D	(7)	(5)	--	$(103)	(115)
SG&A	(43)	(2)	--	--	(45)
Other (income) expense, net	(3)	--	--	(10)	(13)
Earnings from Continuing Operations before taxes	$72	$29	$486	$113	700
Tax expense on Earnings from Continuing Operations (d)					246
Earnings from Continuing Operations					$454
Diluted Earnings per Share from Continuing Operations					$0.25

The table above provides additional details regarding the specified items described on page 9.

a)	Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other expense relates to the acquisition of an R&D asset and charges related to the impairment of certain assets.

d)	Reflects the net tax benefit associated with the specified items, a reduction in the transition tax associated with the TCJA and excess tax benefits associated with share-based compensation.

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